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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

    WHEREAS, U S WEST Communications, Inc., a Colorado corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K for the fiscal year ended December 31, 1996; and

    WHEREAS, the undersigned is an officer or Director, or both, of the Company, and holds the office or offices indicated below his name;

    NOW THEREFORE, the undersigned hereby constitutes and appoints MICHAEL P. GLINSKY and STEPHEN E. BRILZ, and each of them, as attorneys for him and in his name, place, and stead, and in each of his offices and capacities in the Company, to execute and file such annual report, and thereafter to execute and file any amendment or amendments thereto on Form 10-K/A, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of Attorney this 28th day of March, 1997.

                                          /s/ SOLOMON D. TRUJILLO
                                          --------------------------------------
                                          Solomon D. Trujillo
                                          President and Chief Executive Officer
                                          and
                                          Director